UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2022

GATOS SILVER, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39649 (Commission File Number)	27-2654848 (I.R.S. Employer Identification No.)
8400 E. Crescent Parkway, Suite 600 Greenwood Village, CO (Address of principal executive offices)	80111 (Zip Code)

Registrant’s telephone number, including area code: (303) 784-5350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GATO	New York Stock Exchange Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2022, Gatos Silver, Inc. (the “Company”) and certain of its subsidiaries entered into an Amendment and Waiver (the “Amendment”) to the Company’s revolving credit agreement dated as of July 12, 2021 (the “Credit Agreement”) with Bank of Montreal, Chicago Branch and certain financial institutions from time to time, as lenders, Bank of Montreal, Chicago Branch, as bookrunner and mandated lead arranger, and Bank of Montreal, Chicago Branch, as administrative agent for and on behalf of the lenders. The Amendment was entered into to address potential loan covenant deficiencies arising from the Company’s January 25, 2022 disclosure regarding certain errors identified in the Company’s financial model, including an overestimation of the mineral reserves at the Cerro Los Gatos Mine. Under the terms of the Amendment, (i) the Company is required to deliver to the administrative agent on or prior to September 30, 2022 an updated financial model, including an updated mineral reserve statement, and (ii) the maximum amount that can be borrowed under the Credit Agreement is reduced to $30 million (the “Review Cap”). Upon receipt of the updated financial model, the administrative agent, in its sole discretion, will determine whether such model is satisfactory to it. If the administrative agent determines that the updated financial model is satisfactory to it, the Review Cap will be removed. If the administrative agent determines that the updated financial model is not satisfactory to it, the Review Cap will be reduced by $5 million on the last day of each fiscal quarter, commencing the fiscal quarter ending March 31, 2023 and ending with the fiscal quarter ending June 30, 2024. In addition, the Amendment waives certain defaults, events of defaults, representations and warranties and covenants arising out of the Company’s January 25, 2022 disclosure. The $13 million currently drawn under the Credit Agreement will remain outstanding.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which was filed on a Current Report on Form 8-K on July 12, 2021, and the Amendment, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On March 8, 2022, Gatos Silver, Inc. issued a press release announcing unaudited financial and production results for the quarter and the fiscal year ended December 31, 2021 and providing certain corporate updates. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information included in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Amendment and Waiver to the Revolving Credit Agreement, dated March 7, 2022, among Gatos Silver, Inc., certain subsidiaries of Gatos Silver, Inc. from time to time, Bank of Montreal, Chicago Branch and certain financial institutions from time to time, as lenders, Bank of Montreal, Chicago Branch, as bookrunner and mandated lead arranger, and Bank of Montreal, Chicago Branch, as administrative agent for and on behalf of the lenders
99.1	Press Release, dated March 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATOS SILVER, INC.

Date: March 8, 2022	By:	/s/ Roger Johnson
Roger Johnson
Chief Financial Officer